                                                                  Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 14, 2000 included in Bradlees, Inc.'s 10-K for the year ended January 29, 2000 and to all references to our Firm included in this registration statement.


                                            /s/ Arthur Andersen LLP


New York, New York
June 8, 2000